Exhibit No. 99.1

December 17, 2015
For Immediate Release

Contacts:
Brett Caines| CFO
Investor Relations
910.796.1645

Micah Davis | Marketing Director
Media Relations
910.550.2255

Live Oak Bancshares to participate in KBW hosted conference call

Wilmington, N.C. December 17, 2015 (GLOBE NEWSWIRE) -- Live Oak Bancshares (“Live Oak”) (NASDAQ: LOB) will participate in a conference call, hosted by Keefe, Bruyette & Woods (KBW) on Tuesday, December 22, 2015, at 10:00 a.m. EST. On the conference call, senior management from the company will review Live Oak’s business model and strategies.

To access this call, dial (866) 341-8906 (domestic) or (813) 337-6065 (international), passcode: 12416681. Presentation material referenced during the conference call will be available on the Investor Relations page of the company's website at http://investor.liveoakbank.com/.

After the conference call, a replay will be available until January 29, 2016, and can be accessed by dialing (855) 859-2056 or (404) 537-3406, passcode: 12416681.

About Live Oak Bancshares, Inc.

Live Oak Bancshares, Inc. (Nasdaq: LOB) is the parent company and registered bank holding company of Live Oak Banking Company, a national online platform for small business lending.

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